Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141272) and Form S-3 (No. 333-152553) of Switch & Data Facilities Company, Inc. of our report dated February 22, 2010 relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Tampa, Florida

February 22, 2010